            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Mineral Acquisition Corporation

We hereby consent to the use in the Prospectus constituting part of Amendment
No. 3 to the Registration Statement on Form S-1 of our report dated May 14, 2004 on the financial statements of China Mineral Acquisition Corporation as of April
22, 2004 and for the period from March 30, 2004 (date of inception) to April 22,
2004, which appears in such Prospectus. We also consent to the reference to our
Firm under the caption "Experts" in such Prospectus.

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 3, 2004